MAMMOTH ENERGY SERVICES, INC. LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS I, Jonathan H. Yellen, of Commonwealth Hall at Old Parkland, Suite 410, 3899 Maple Avenue, Dallas, Texas 75219, do hereby make, constitute and appoint Arty Straehla and Mark Layton, my true and lawful attorneys for the purposes hereinafter set forth, effective as of this 20th day of November, 2019. References in this limited power of attorney to “my Attorneys” are to the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein. I hereby grant to each of my Attorneys, for me and in my name, place and stead, the power: 1. To execute for and on my behalf, in my capacity as a stockholder of Mammoth Energy Services, Inc., a Delaware corporation (the “Company”), any Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”); 2. To execute for and on my behalf, in my capacity as an officer, director and/or stockholder of the Company, Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act; 3. To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and 4. To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve. I hereby grant to my Attorneys full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorneys shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorneys nor the Company is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attorneys and the substitutes therefore, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written. /s/ Jonathan H. Yellen Jonathan H. Yellen STATE OF TEXAS COUNTY OF DALLAS Before me, Elizabet Sterner, on this day personally appeared Jonathan H. Yellen, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed. Given under my hand and seal of office this 20th day of November, 2019. /s/ Elizabet Sterner Notary Public My Commission Expires: January 8, 2023 [Affix Notary Seal]